Exhibit 23.5

RP® FINANCIAL, LC.

Financial Services Industry Consultants

September 25, 2007

Board of Directors
Home Federal MHC
Home Federal Bancorp, Inc.
New Home Federal Bancorp, Inc.
Home Federal Bank
500 12th Avenue South
Nampa, Idaho 83651

Members of the Boards:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion, and any amendments thereto to be filed with Office of Thrift Supervision, in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission, and in the Registration Statement on Form S-4, and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and any Appraisal Report Updates in such filings including the prospectus of Home Federal Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

/s/ RP FINANCIAL, LC.

RP® FINANCIAL, LC.

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